Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-234230 on Form S-8 of our report dated March 30, 2020, relating to the consolidated financial statements of INVO Bioscience, Inc., for the year ended December 31, 2019, which appear in this Annual Report on Form 10-K.

/s/ M&K CPAs PLLC
Houston, Texas

March 30, 2020